Exhibit 99.2

ANNEX A

TRANSACTIONS

The following table sets forth all transactions with respect to the Common Shares effected in the last 60 days by the Reporting Persons or on behalf of the Reporting Persons in respect of the Common Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on September 15, 2025.

Date	Effected By	Nature of Transaction	Quantity	Price
8/6/2025	Nancy Marie Dondero (1)	Open Market Purchase	99,394	$5.80
8/7/2025	Nancy Marie Dondero (1)	Open Market Purchase	57,606	$5.78
8/8/2025	Nancy Marie Dondero (1)	Open Market Purchase	90,000	$5.93
8/11/2025	Nancy Marie Dondero (1)	Open Market Purchase	113,423	$5.99
8/12/2025	Nancy Marie Dondero (1)	Open Market Purchase	45,574	$6.00
8/13/2025	Nancy Marie Dondero (1)	Open Market Purchase	61,201	$6.03
8/14/2025	Nancy Marie Dondero (1)	Open Market Purchase	60,351	$6.02
8/15/2025	Nancy Marie Dondero (1)	Open Market Purchase	67,281	$6.01
8/18/2025	Nancy Marie Dondero (1)	Open Market Purchase	105,571	$5.99
8/19/2025	Nancy Marie Dondero (1)	Open Market Purchase	35,702	$6.01
8/20/2025	Nancy Marie Dondero (1)	Open Market Purchase	37,957	$6.08
8/21/2025	Nancy Marie Dondero (1)	Open Market Purchase	62,067	$6.10
8/22/2025	Nancy Marie Dondero (1)	Open Market Purchase	18,967	$6.12
8/25/2025	Nancy Marie Dondero (1)	Open Market Purchase	31,236	$6.12
8/26/2025	Nancy Marie Dondero (1)	Open Market Purchase	13,670	$6.14
8/27/2025	GAF	Open Market Purchase	11,407	$6.12
8/28/2025	GAF	Open Market Purchase	62,912	$6.14
9/2/2025	GAF	Open Market Purchase	11,259	$6.14
9/3/2025	GAF	Open Market Purchase	20,289	$6.16
9/4/2025	GAF	Open Market Purchase	30,694	$6.49
9/5/2025	GAF	Open Market Purchase	34,875	$6.19
9/8/2025	GAF	Open Market Purchase	44,785	$6.19
9/9/2025	GAF	Open Market Purchase	33,205	$6.13
9/10/2025	GAF	Open Market Purchase	17,574	$6.23
9/11/2025	GAF	Open Market Purchase	38,198	$6.34
9/12/2025	GAF	Open Market Purchase	35,924	$6.44
9/15/2025	GAF	Open Market Purchase	131,067	$6.51

(1) The transaction reported herein was effected by an entity that is wholly owned by the trust referred to in Item 5(a), for which Ms. Dondero serves as trustee.